Exhibit 10.1

NOTES AMENDMENT AGREEMENT

This Notes Amendment Agreement is entered into as of the 7th day of December 2007, effective as of the 18th day of September 2007.

Reference is made to (a) the Secured Term Note (the “Valens US Note”) dated September 18, 2007 made by True North Energy Corporation (the “Company”) and ICF Energy Corporation (“ICF”) in favor of Valens U.S. SPV I, LLC (“Valens US”) and (b) the Secured Term Note (the “Valens Offshore Note” and together with the Valens US Note, the “Notes” and each a “Note”) dated September 18, 2007 made by the Company and ICF in favor of Valens Offshore SPV II, Corp. (“Valens Offshore” and together with Valens US, the “Holders” and each a “Holder”). Capitalized terms used herein that are not defined shall have the meaning given to them in the Notes.

The Company and ICF have requested that the Holders consent to an amendment of the Notes to reflect the intention of the Company, ICF and the Holders with respect to the repayment schedule under the Notes, and the Holders are willing to do so on the terms and conditions set forth below.

In consideration of the Holders’ agreement to continue to provide financial accommodations to the Company and ICF and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that:

1. Section 1.3 of the Valens US Note is hereby amended by replacing (a) the amount “$100,000” in the fifteenth and nineteenth lines thereof with the amount “$50,010.77”, (b) the phrase “sixty percent (60%)” in the fifteenth line thereof with the phrase “the product of (A) 0.5001 times (B) sixty percent (60%)”, (c) the phrase “eighty percent (80%)” in the nineteenth line thereof with the phrase “the product of (A) 0.5001 times (B) eighty percent (80%)” and (d) the phrase “one hundred percent (100%) in the twenty-first line thereof with the phrase “the product of (A) 0.5001 times (B) one hundred percent (100%)”; and

2. Section 1.3 of the Valens Offshore Note is hereby amended by replacing (a) the amount “$100,000” in the fifteenth and nineteenth lines thereof with the amount “$49,989.23”, (b) the phrase “sixty percent (60%)” in the fifteenth line thereof with the phrase “the product of (A) 0.4999 times (B) sixty percent (60%)”, (c) the phrase “eighty percent (80%)” in the nineteenth line thereof with the phrase “the product of (A) 0.4999 times (B) eighty percent (80%)” and (d) the phrase “one hundred percent (100%) in the twenty-first line thereof with the phrase “the product of (A) 0.4999 times (B) one hundred percent (100%)”.

Except as specifically amended and/or waived herein, each Note shall remain in full force and effect, and is hereby ratified and confirmed. The execution, delivery and effectiveness of this Notes Amendment Agreement shall not operate as a waiver of any right, power or remedy of either Holder, nor constitute a waiver of any provision of either Note.

This Notes Amendment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective administrators, successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

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This Notes Amendment Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

TRUE NORTH ENERGY CORPORATION

By:	/s/ John Folnovic
Name: John Folnovic
Title: President

ICF ENERGY CORPORATION

By:	/s/ John Folnovic
Name: John Folnovic
Title: President

VALENS U.S. SPV I, LLC

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name: Patrick Regan
Title: Authorized Signatory

VALENS OFFSHORE SPV II, CORP.

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name: Patrick Regan
Title: Authorized Signatory